Exhibit 99.1

Regional Management Corp. Announces Fourth Quarter 2012 Results

Greenville, South Carolina – February 27, 2013 – Regional Management Corp. (NYSE: RM), a diversified specialty consumer finance company, today announced results for the fourth quarter and full year ended December 31, 2012.

Fourth Quarter 2012 Highlights and Subsequent Events

•	Total fourth quarter 2012 revenue was $37.0 million, a 25.7% increase from the prior-year period.

•	Net income for the fourth quarter of 2012 was $6.6 million, a 3.7% increase from the prior-year period, and diluted earnings per share was $0.52 based on a diluted share count of 12.8 million.

•

Finance receivables as of December 31, 2012 were $437.6 million, an increase of 42.7% from the prior-year period. Net charge-offs as a percentage of average finance receivables for the fourth quarter of 2012 were 7.1%, an increase from 7.0% in the prior-year period.

•	Same-store revenue growth[1] for the fourth quarter of 2012 was 17.0%.

•	Opened 8 new branches in the fourth quarter of 2012 and its first branch in Georgia in January 2013; as of December 31, 2012, Regional Management’s branch network consisted of 221 locations.

“2012 was a year of significant milestones and growth for our company, as we became a publicly traded entity, added 51 branches to our network and saw our finance receivables increase by over 40% from the prior year-end,” said Thomas Fortin, Chief Executive Officer of Regional Management Corp. “I am proud of the entire Regional Management team’s hard work and dedication that made 2012 such a success. In terms of our fourth quarter, while our bottom line numbers were ultimately below our expectations, we were very satisfied with our growth trajectory in the quarter, especially with our RMC Retail business unit and our live check campaign. We also saw a slight increase in our net charge-offs as a percentage of average finance receivables as well as a material increase of our efficiency ratio, and we are watching those figures carefully in 2013 to ensure they are aligned with our growth strategy.”

[1]	Defined as stores open for at least 13 months.

Fourth Quarter 2012 Results

For the fourth quarter ended December 31, 2012, Regional Management reported total revenue of $37.0 million, a 25.7% increase from $29.4 million in the prior-year period. Interest and fee income revenue for the fourth quarter of 2012 was $32.9 million, a 29.7% increase from $25.4 million in the prior-year period, primarily due to a 42.7% year-over-year increase in finance receivables. Insurance and other income for the fourth quarter of 2012 was $4.1 million, a 1.1% increase from the prior-year period. Same-store revenue growth for the fourth quarter of 2012 was 17.0%.

Finance receivables outstanding at December 31, 2012 were $437.6 million, a 42.7% increase from $306.6 million in the prior-year period. Finance receivables increased primarily due to the addition of 51 branches – including the 19 net new branches acquired in January 2012 in Alabama – since December 31, 2011, through both de novo openings and acquisitions. Same-store loans receivable (stores open at least 13 months) grew 26.6%.

Provision for loan losses in the fourth quarter of 2012 was $8.8 million versus $6.0 million in the prior-year period, primarily due to the increase in loan volume. Net charge-offs as a percentage of average finance receivables for the fourth quarter of 2012 was 7.1%, an increase from 7.0% in the prior-year period.

General and administrative expenses for the fourth quarter of 2012 were $14.9 million, an increase of 49.6% from $10.0 million in the prior-year period, primarily due to increased personnel costs from opening and acquiring an additional 51 branches since December 31, 2011. During the fourth quarter of 2012, Regional Management opened 8 new branches. Regional Management’s efficiency ratio – the percentage of general and administrative expenses compared to total revenue – in the fourth quarter of 2012 was 40.4%, an increase of 650 basis points from 33.9% in the prior-year period.

Net income for the fourth quarter of 2012 was $6.6 million, a 3.7% increase compared to net income of $6.4 million in the prior-year period, and diluted earnings per share for the fourth quarter of 2012 was $0.52 based on a diluted share count of 12.8 million.

Full Year 2012 Results

For the full year ended December 31, 2012, Regional Management reported total revenue of $136.0 million, a 29.3% increase from $105.2 million in the prior year. Interest and fee income revenue for the full year ended December 31, 2012 was $119.2 million, a 30.6% increase from $91.3 million in the prior year. Insurance and other income for the full year ended December 31, 2012 was $16.8 million, a 20.8% increase from the prior year.

Provision for loan losses in the full year ended December 31, 2012 was $27.8 million versus $17.9 million in the prior year, primarily due to the increase in loan volume. Net charge-offs as a percentage of average finance receivables for the full year ended December 31, 2012 was 6.5%, an increase from 6.3% in the prior year.

General and administrative expenses for the full year ended December 31, 2012 were $55.3 million, an increase of 36.1% from $40.6 million in the prior year, primarily due to increased personnel costs from opening and acquiring an additional 51 branches since December 31, 2011. Regional Management’s efficiency ratio in the full year ended December 31, 2012 was 40.6%, an increase of 200 basis points from 38.6% in the prior year.

GAAP net income for the full year ended December 31, 2012 was $25.4 million, a 19.4% increase compared to net income of $21.2 million in the prior year, and diluted earnings per share for the full year ended December 31, 2012 was $2.12 based on a diluted share count of 12.0 million. On a pro forma basis, excluding one-time IPO expenses and applying the proceeds from the IPO to reduce outstanding debt, net income for the full year ended December 31, 2012 was $27.0 million, a 27.2% increase from the prior year, and diluted earnings per share was $2.12 based on a diluted share count of 12.8 million.

Liquidity and Capital Resources

As of December 31, 2012, Regional Management had finance receivables of $437.6 million and outstanding debt of $292.4 million on its $325.0 million senior revolving credit facility and on its $1.5 million other notes payable line of credit.

Conference Call Information

The Company will host a conference call and webcast today at 5:00 PM Eastern. Both the call and webcast are open to the general public.

The dial-in number for the conference call is (800) 299-6183, passcode 55173070 – please dial the number 10 minutes prior to the scheduled start time. A live webcast of the conference call will also be available on Regional Management’s website at www.RegionalManagement.com.

A replay of the call will be available two hours following the end of the call through midnight Eastern on Wednesday, March 6 at www.RegionalManagement.com and by telephone at (888) 286-8010, passcode 33033172.

Forward-Looking Statements

This press release may contain various “forward-looking statements” within the meaning of Section 27A of the Securities Exchange Act of 1934, as amended, which represent Regional Management’s expectations or beliefs concerning future events. Such forward-looking statements are about matters that are inherently subject to risks and uncertainties, many of which are outside of the control of Regional Management. Factors that could cause actual results or performance to differ from the expectations expressed or implied in such forward-looking statements include, but are not limited to, the following: the continuation or worsening of adverse conditions in the global and domestic credit markets and uncertainties regarding, or the impact of governmental responses to those conditions; changes in interest rates; risks related to acquisitions and new branches; risks inherent in making loans, including repayment risks and value of collateral, which risks may increase in light of adverse or recessionary economic conditions; recently-enacted or proposed legislation; the timing and amount of revenues that may be recognized by Regional Management; changes in current revenue and expense trends (including trends affecting delinquencies and charge-offs); changes in Regional Management’s markets and general changes in the economy (particularly in the markets served by Regional Management). Such factors are discussed in greater detail in Regional Management’s filings with the Securities and Exchange Commission. Regional Management Corp. will not and is not responsible for updating the information contained in this press release beyond the publication date, or for changes made to this document by wire services or Internet services.

About Regional Management Corp.

Regional Management Corp. (NYSE: RM) is a diversified specialty consumer finance company providing a broad array of loan products primarily to customers with limited access to consumer credit from banks, thrifts, credit card companies and other traditional lenders. Regional Management began operations in 1987 with four branches in South Carolina and has expanded its branch network to 221 locations with over 245,000 active accounts across South Carolina, Texas, North Carolina, Tennessee, Alabama, Oklahoma and New Mexico as of December 31, 2012. Each of its loan products is secured, structured on a fixed rate, fixed term basis with fully amortizing equal monthly installment payments and is repayable at any time without penalty. Regional Management’s loans are sourced through its multiple channel platform, including in its branches, through direct mail campaigns, independent and franchise automobile dealerships, online credit application networks, furniture and appliance retailers and its consumer website. For more information, please visit http://www.RegionalManagement.com.

Contacts:

Investor Relations

Garrett Edson, (203) 682-8331

Media Relations

Kim Paone, (646) 277-1216

Regional Management Corp. and Subsidiaries

Consolidated Statements of Income

For the Three and Twelve Months Ended December 31, 2012 and 2011

(Unaudited)

($ in Thousands except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2012	2011	2012	2011
Revenue
Interest and fee income	$32,902	$25,373	$119,235	$91,303
Insurance income, net	2,663	2,887	10,820	9,247
Other income	1,435	1,168	5,991	4,669

Total revenue	37,000	29,428	136,046	105,219

Expenses
Provision for loan losses	8,847	5,960	27,765	17,854
General and administrative expenses
Personnel	8,599	6,082	33,366	25,462
Occupancy	2,374	1,756	8,655	6,527
Advertising	910	357	2,767	2,056
Other	3,049	1,789	10,500	6,589
Consulting and advisory fees	—	180	1,451	975
Interest expense
Senior revolving credit facility and other notes payable	3,023	2,279	10,580	8,306
Mezzanine debt-related parties	—	1,018	1,030	4,037

Total interest expense	3,023	3,297	11,610	12,343

Total expenses	26,802	19,421	96,114	71,806

Income before income taxes	10,198	10,007	39,932	33,413
Income taxes	3,560	3,603	14,565	12,169

Net income	$6,638	$6,404	$25,367	$21,244

Net income per common share:
Basic	$0.53	$0.69	$2.17	$2.28

Diluted	$0.52	$0.66	$2.12	$2.21

Weighted average common shares outstanding:
Basic	12,486,727	9,336,727	11,694,924	9,336,727

Diluted	12,779,515	9,759,916	11,980,748	9,620,967

Regional Management Corp. and Subsidiaries

Consolidated Balance Sheets

December 31, 2012 and 2011

(Unaudited)

($ in Thousands except per share amounts)

	2012	2011
Assets
Cash	$3,298	$4,849
Gross finance receivables	529,583	387,494
Less unearned finance charges, insurance premiums, and commissions	(92,024)	(80,900)

Finance receivables	437,559	306,594
Allowance for loan losses	(23,616)	(19,300)

Net finance receivables	413,943	287,294
Property and equipment, net of accumulated depreciation	5,111	4,446
Deferred tax asset, net	—	15
Repossessed assets at net realizable value	711	409
Intangible assets	2,849	960
Other assets	5,296	6,177

Total assets	$431,208	$304,150

Liabilities and Shareholders’ Equity
Liabilities:
Cash overdraft	$—	$1
Deferred tax liability, net	2,997	—
Accounts payable and accrued expenses	5,263	7,447
Senior revolving credit facility and other notes payable	292,379	206,009
Mezzanine debt-related parties	—	25,814

Total liabilities	300,639	239,271

Commitments and Contingencies
Temporary equity	—	12,000

Shareholders’ equity:
Common stock, $0.10 par value, 1,000,000,000 shares authorized, 12,486,727 shares issued and outstanding at December 31, 2012; 25,000,000 shares authorized, 9,336,727 shares issued and outstanding at December 31, 2011	1,249	934
Additional paid-in-capital	80,158	28,150
Retained earnings	49,162	23,795

Total shareholders’ equity	130,569	52,879

Total liabilities and shareholders’ equity	$431,208	$304,150

Regional Management Corp.

Selected Financial Data

As of and for the Three Months and Twelve Months ended December 31, 2012 and 2011

(Unaudited)

(Dollars in thousands)

	Components of Increase in Interest Income Three Months Ended December 31, 2012 Compared to Three Months Ended December 31, 2011 Increase (Decrease)
	Volume	Rate	Net
Small installment loans	$6,552	$(2,787)	$3,765
Large installment loans	1,446	(101)	1,345
Automobile purchase loans	1,710	(307)	1,403
Furniture and appliance purchase loans	965	51	1,016

Total increase in interest income	$10,673	$(3,144)	$7,529

	Three Months Ended December 31,
Loans Originated (1)	2012	2011
Small installment loans	$146,578	$105,758
Large installment loans	23,805	16,608
Automobile purchase loans	31,088	25,481
Furniture and appliance purchase loans	9,919	5,389

Total finance receivables	$211,390	$153,236

Composite Yield	35.8%	40.2%

	Three Months Ended December 31,
	2012		2011
	Amount	Percentage of Average Finance Receivables (Annualized)	Amount	Percentage of Average Finance Receivables (Annualized)
Net charge-offs as a percentage of average finance receivables	$7,363	7.1%	$5,160	7.0%

	Amount	Percentage of Total Revenue	Amount	Percentage of Total Revenue
Provision for loan losses	$8,847	23.9%	$5,960	20.3%
General and administrative expenses	$14,932	40.4%	$9,984	33.9%

	Amount	Growth Rate	Amount	Growth Rate
Same store finance receivables at period-end/Growth rate	$389,624	26.6%	$272,131	9.1%
Same store revenue growth rate		17.0%		13.2%
Number of branches in calculation	167		132

	Components of Increase in Interest Income Twelve Months Ended December 31, 2012 Compared to Twelve Months Ended December 31, 2011 Increase (Decrease)
	Volume	Rate	Net
Small installment loans	$12,675	$(1,672)	$11,003
Large installment loans	6,521	885	7,406
Automobile purchase loans	7,259	(803)	6,456
Furniture and appliance purchase loans	2,735	332	3,067

Total increase in interest income	$29,190	$(1,258)	$27,932

	Twelve Months Ended December 31,
Loans Originated (1)	2012	2011
Small installment loans	$438,154	$328,098
Large installment loans	83,094	58,155
Automobile purchase loans	127,922	118,856
Furniture and appliance purchase loans	36,611	14,518

Total finance receivables	$685,781	$519,627

Composite Yield	37.8%	39.9%

	Twelve months ended December 31,
	2012		2011
	Amount	Percentage of Average Finance Receivables	Amount	Percentage of Average Finance Receivables
Net charge-offs as a percentage of average finance receivables	$23,449	6.5%	$16,554	6.3%

	Amount	Percentage of Total Revenue	Amount	Percentage of Total Revenue
Provision for loan losses	$27,765	20.4%	$17,854	17.0%
General and administrative expenses	$55,288	40.6%	$40,634	38.6%

	As of December 31,
Finance Receivables	2012	2011
Small installment loans	$190,339	$130,257
Large installment loans	57,428	36,938
Automobile purchase loans	159,837	128,660
Furniture and appliance purchase loans	29,955	10,739

Total finance receivables	$437,559	$306,594

	As of December 31,
	2012		2011
	Amount	Percentage of Total Finance Receivables	Amount	Percentage of Total Finance Receivables
Allowance for loan losses	$23,616	5.4%	$19,300	6.3%
Over 90 days contractually delinquent	$11,101	2.5%	$5,753	1.9%
Over 180 days contractually delinquent	$1,989	0.5%	$1,346	0.4%
Number of branches at period end (2)	221		170

(1)	Represents gross balance of loan originations, including unearned finance charges
(2)	Includes the 19 branches retained following the acquisition of the assets of two consumer loan companies in the state of Alabama

Unaudited Pro Forma Consolidated Statements of Income

For the Twelve Months Ended December 31, 2012

($ in Thousands except per share amounts)

	Actual	Pro Forma Adjustments		Pro Forma
Revenue
Interest and fee income	$119,235	$—		$119,235
Insurance income	10,820	—		10,820
Other income	5,991	—		5,991

Total revenue	136,046	—		136,046

Expenses
Provision for loan losses	27,765	—		27,765
General and administrative expenses
Personnel	33,366	140	(1)	33,506
Occupancy	8,655	—		8,655
Advertising	2,767	—		2,767
Other	10,500	—		10,500
Consulting and advisory fees	1,451	(1,451	)(2)	—
Interest expense
Senior revolving credit facility and other debt	10,580	(247	)(3)	10,333
Mezzanine debt-related parties	1,030	(1,030	)(4)	—

Total interest expense	11,610	(1,277)		10,333

Total expenses	96,114	(2,588)		93,526

Income before income taxes	39,932	2,588		42,520
Income taxes	14,565	942	(5)	15,507

Net income	$25,367	$1,646		$27,013

Net income per common share
Basic	$2.17			$2.16

Diluted	$2.12			$2.12

Weighted average shares outstanding:
Basic	11,694,924			12,486,727

Diluted	11,980,748			12,772,551

(1)	Represents additional compensation expense associated with the grant of options upon consummation of the initial public offering.
(2)	Represents a termination fee of $1,125 combined with the $326 we paid our former majority shareholders and sponsors for the three months ended March 31, 2012. The agreements with the former majority shareholders and sponsors terminated with the completion of the initial public offering.
(3)	Reflects reduction in interest expense as a result of payment of $13,229 in aggregate principal amount of our senior revolving credit facility, offset in part by an unused line fee of 0.50%. Also reflects a reduction in the interest rate under our senior revolving credit facility from one month LIBOR (with a LIBOR floor of 1.00%) plus 3.25% to one month LIBOR (with a LIBOR floor of 1.00%) plus 3.00%.
(4)	Reflects reduction in interest expense as a result of the repayment of the $25,814 in aggregate principal amount of our mezzanine debt, which accrued interest at a rate of 15.25% per annum.
(5)	Reflects an increase in income taxes as a result of the increase in income before taxes.